UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2006

THE MIDDLEBY CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-9973	36-3352497
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 Toastmaster Drive, Elgin, Illinois		60120
(Address of Principal Executive Offices)		(Zip Code)

(847) 741-3300

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On September 14, 2006, Selim A. Bassoul, Chairman, Chief Executive Officer and President of The Middleby Corporation (the “Company”) and Timothy J. FitzGerald, the Company’s Vice President and Chief Financial Officer, each adopted stock trading plans pursuant to Rule 10b5-1 of the Securities Exchange Act of 1934, as amended. Mr. Bassoul’s plan provides for the sale at predetermined minimum price thresholds ranging from $80.00 to $95.00 of up to 252,000 shares of Company common stock over a period of two years commencing on November 22, 2006. Mr. FitzGerald’s plan provides for the sale at predetermined minimum price thresholds ranging from $80.00 to $95.00 of up to 32,000 shares of Company common stock over a period of two years commencing on November 22, 2006. The potential number of shares that could be sold under the stock trading plans represents less than 25% of the total number of shares and options to purchase Company common stock held by both Mr. Bassoul and Mr. FitzGerald.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MIDDLEBY CORPORATION

Dated: September 15, 2006	By:	/s/ Timothy J. FitzGerald
Timothy J. FitzGerald
Vice President and Chief Financial Officer